Exhibit 10(ix)

NEGATIVE PLEDGE AGREEMENT

This Negative Pledge Agreement dated 30th day of August, 2017 (this “Agreement”) is entered into by TAYLOR DEVICES, INC., a corporation organized under the laws of New York, with its chief executive office 90 Taylor Drive, North Tonawanda, NY 14120 (“Pledgor”), to M&T BANK, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, NY 14203 (“Lender”).

Recitals

A.       Lender is or will be making available to Pledgor a certain demand line of credit loan in the maximum amount of $10,000,000.00 (collectively, as such loan may be amended, supplemented or otherwise modified, the “Credit Facility”).

B.       Lender has requested and Pledgor has agreed to enter into, execute and deliver this Agreement as a condition precedent to making the Credit Facility available, understanding that Lender is relying on this Agreement in extending the Credit Facility and acknowledging that Pledgor is deriving a substantial benefit from the Credit Facility.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor, intending to be legally bound, hereby agrees as follows:

1.       Warranty of Title. Pledgor warrants and represents to Lender that, upon information and belief, it is the owner of all of its personal property including, without limitation, all personal property wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time, and whether or not affixed to any realty including, without limitation: (i) all accounts, chattel paper, investment property, deposit accounts, documents, equipment, farm products, general intangibles (including trademarks, service marks, trade names, patents, copyrights, licenses and franchises), instruments, inventory, money, letter of credit rights, causes of action (including tort claims) and other personal property (including agreements and instruments not constituting chattel paper or a document, general intangible or instrument); (ii) all additions, accessions to, substitutions for, or replacements of the foregoing; (iii) all proceeds and products of the foregoing including insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information (collectively referred to herein as the “Collateral”) and Pledgor holds the Collateral free and clear of any and all liens or claims or encumbrances of any nature whatsoever.

2.       Negative Pledge. So long as the Credit Facility shall remain outstanding, Pledgor will not, without the prior written consent of Lender:

(a)     sell, transfer, assign or lease the Collateral or any part thereof.

(b)                 create, incur, assume or suffer to exist any Lien on any of the Collateral. As used herein, “Lien” means any interest in property securing an obligation whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a security agreement, an encumbrance, pledge, conditional pledge or mortgage, or a lease, consignment or bailment for security purposes.

(c)     enter into any agreement with any person other than Lender, which prohibits or limits the ability of Pledgor to create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon the Collateral.

3.       Representations and Warranties.

(a)     Pledgor is a corporation: (i) duly formed, validly existing and in good standing under the laws of the State of New York; and (ii) has the power and authority to own and use its assets and conduct its business and operations as now conducted, and as anticipated that its business and operations will hereafter be, conducted.

(b)     The execution, delivery and performance by Pledgor of this Agreement have been duly authorized by all necessary action and will not (i) contravene any of Pledgor’s organizational documents, (ii) violate any law, rule or regulation, order, writ, judgment, injunction, decree, determination or award, and (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement or other material instrument or agreement binding on Pledgor or any of Pledgor’s properties, or result in or require the creation or imposition of any lien upon or with respect to any of Pledgor’s properties.

4.       Governing Law. This Agreement and the relations of the parties hereby shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

5.       Consents and Waivers Relating to Legal Proceedings.

(a)     PLEDGOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK, ERIE COUNTY, OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, ERIE COUNTY, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, AND (iv) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO PLEDGOR AT THE LAST ADDRESS OF PLEDGOR SHOWN IN THE RECORDS RELATING TO THIS AGREEMENT MAINTAINED BY LENDER, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE DAYS AFTER THE MAILING THEREOF.

(b)     PLEDGOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT PLEDGOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (i) THIS AGREEMENT, (ii) ANY TRANSACTION RELATING TO THIS AGREEMENT, OR (iii) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT. PLEDGOR CERTIFIES THAT NEITHER LENDER NOR ANY REPRESENTATIVE OF LENDER HAS REPRESENTED TO PLEDGOR THAT LENDER WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY PLEDGOR IN THIS PARAGRAPH. PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

PLEDGOR:

TAYLOR DEVICES, INC.

By: /s/Douglas P. Taylor

Name: Douglas P. Taylor

Title: President

STATE OF NEW YORK )

: SS.

COUNTY OF NIAGARA )

On the 30th day of August in the year 2017, before me, the undersigned, a Notary Public in and for said State, personally appeared Douglas P. Taylor, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Krystal Marie Kreger

Notary Public